EXECUTION VERSION

THIRD AMENDMENT TO GUARANTY

        THIS THIRD AMENDMENT TO GUARANTY (this “Amendment”), dated as of March 22, 2022, is by and between CITIBANK, N.A., a national banking association, as purchaser (“Purchaser”), and GRANITE POINT MORTGAGE TRUST INC., a Maryland corporation, as guarantor (“Guarantor”).

W I T N E S S E T H:
WHEREAS, GP COMMERCIAL CB LLC, a Delaware limited liability company, as seller (“Seller”), and Purchaser are parties to that certain Master Repurchase Agreement, dated as of June 28, 2017, as amended by that certain First Amendment to Master Repurchase Agreement and Other Transaction Documents, dated as of February 28, 2019, as further amended by that certain Second Amendment to Master Repurchase Agreement and Other Transaction Documents, dated as of July 15, 2019, as further amended by that certain Third Amendment to Master Repurchase Agreement and Other Transaction Documents, dated as of January 9, 2020, as further amended by that certain Fourth Amendment to Master Repurchase Agreement and Second Amendment to Guaranty, dated as of September 25, 2020, and as further amended by that certain Fifth Amendment to Master Repurchase Agreement and Other Transaction Documents, dated as of February 28, 2022 (as the same has been or may be further amended, modified and/or restated from time to time, the “Master Repurchase Agreement”);
WHEREAS, Guarantor has executed and delivered that certain Guaranty, dated as of June 28, 2017, as amended by that certain First Amendment to Guaranty, dated as of December 17, 2019, and as further amended by that certain Fourth Amendment to Master Repurchase Agreement and Second Amendment to Guaranty, dated as of September 25, 2020 (as the same has been or may be further amended, modified and/or restated from time to time, the “Guaranty”); and
WHEREAS, Guarantor and Purchaser wish to modify certain terms and provisions of the Guaranty, as set forth herein.
NOW, THEREFORE, for good and valuable consideration, the parties hereto agree as follows:
1.Amendments to Guaranty. The Guaranty is hereby amended as follows:
(a)Article I(a) of the Guaranty is hereby amended by amending and restating the definition of “Interest Expense” as follows:
“Interest Expense”: With respect to any Person in respect of any period of four consecutive fiscal quarters, ended on the last day of any fiscal quarter of such Person, determined on a consolidated basis without duplication, consolidated interest expense, whether paid or accrued, without deduction of consolidated interest income, including, without limitation or duplication, or, to the extent not so included, with the addition of: (i) interest expense associated with any interest rate hedging activity and (ii) the amortization of debt discounts by such Person, in all cases as reflected in the applicable consolidated financial statements and all as determined in accordance with GAAP.

2.Conditions Precedent to Amendment. The effectiveness of this Amendment is subject to the following:

(a)This Amendment shall be duly executed and delivered by Guarantor and Purchaser, and acknowledged by Seller; and
(b)Purchaser shall have received such other documents as Purchaser may reasonably request.
3.Guarantor Representations. Guarantor hereby represents and warrants that:
(a)no Default or Event of Default exists, and no Default or Event of Default will occur as a result of the execution, delivery and performance by Guarantor of this Amendment; and
(b)all representations and warranties contained in the Guaranty are true, correct, complete and accurate in all respects (except such representations which by their terms speak as of a specified date).
4.Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Guaranty.
5.Continuing Effect; Reaffirmation of Guaranty. As amended by this Amendment, all terms, covenants and provisions of the Guaranty are ratified and confirmed and shall remain in full force and effect. In addition, any and all guaranties and indemnities for the benefit of Purchaser and agreements subordinating rights and liens to the rights and liens of Purchaser, are hereby ratified and confirmed and shall not be released, diminished, impaired, reduced or adversely affected by this Amendment, and each party indemnifying Purchaser, and each party subordinating any right or lien to the rights and liens of Purchaser, hereby consents, acknowledges and agrees to the modifications set forth in this Amendment and waives any common law, equitable, statutory or other rights which such party might otherwise have as a result of or in connection with this Amendment.
6.Binding Effect; No Partnership; Counterparts. The provisions of the Guaranty, as amended hereby, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between any of the parties hereto. For the purpose of facilitating the execution of this Amendment as herein provided, this Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and such counterparts when taken together shall constitute but one and the same instrument. Delivery of an executed counterpart signature page to this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.
7.Further Agreements. Guarantor agrees to execute and deliver such additional documents, instruments or agreements as may be reasonably requested by Purchaser and as may be necessary or appropriate from time to time to effectuate the purposes of this Amendment.
8.Governing Law. The provisions of Section 7(c) of the Guaranty are incorporated herein by reference.
9.Headings. The headings of the sections and subsections of this Amendment are for convenience of reference only and shall not be considered a part hereof nor shall they be deemed to limit or otherwise affect any of the terms or provisions hereof.
10.References to Transaction Documents. All references to the Guaranty in any Transaction Document, or in any other document executed or delivered in connection therewith shall, from and after the execution and delivery of this Amendment, be deemed a reference to the Guaranty as amended hereby, unless the context expressly requires otherwise.

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    IN WITNESS WHEREOF, the parties have executed this Amendment as of the day first written above.

PURCHASER:

CITIBANK, N.A.

By: /s/ RICHARD SCHLENGER
Name: Richard Schlenger
Title: Authorized Signatory

GUARANTOR:

GRANITE POINT MORTGAGE TRUST INC., a Maryland corporation

By:    /s/ MARCIN URBASZEK
Name: Marcin Urbaszek
Title: Chief Financial Officer

ACKNOWLEDGED AND AGREED TO BY:

SELLER:

GP COMMERCIAL CB LLC, a Delaware limited liability company

By: /s/ MARCIN URBASZEK
Name: Name: Marcin Urbaszek
Title: Chief Financial Officer

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